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                                                                      EXHIBIT 21

                SUBSIDIARIES OF THE COMPANY AT DECEMBER 31, 2000

                                                      Jurisdiction of
Entity                                                Incorporation
- ------                                                -------------

Atwood Publishing, LLC                                Delaware
EXPO Magazine, LLC                                    Delaware
GEM Communications, LLC                               Delaware
InterGame, Limited                                    United Kingdom
Afro Games (Proprietary) Limited                      South Africa
ExpoExchange, LLC                                     Delaware
I.T.S. Information Services, Inc.                     Delaware
Total Information Services, Inc.                      Oklahoma
Record Search, Inc.                                   Delaware
Crimesearch, Inc.                                     Oklahoma
STA United, Inc.                                      Delaware
United States Mutual Association, Inc                 Delaware
Store Protective Association, Inc.                    California
Business Mutual Association of Mass., Inc.            Massachusetts
Employers Screening Services, Inc.                    Alabama
Stores Mutual Association of Illinois, Inc.           Illinois
TOIC Holdings, LLC                                    Delaware